CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports which include an explanatory paragraph related to the Company's ability to continue as a going concern, dated August 28, 1996, on our audits of the consolidated financial statements and financial statement schedule of SofTech, Inc. as of May 31, 1996 and 1995, and for the three years in the period ended May 31, 1996.


                                        /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.
                                            Boston, Massachusetts
                                            June 26, 1997